EXHIBIT 5.1

John D. Held, Esq.

Executive Vice President, General Counsel and Secretary

Omega Protein Corporation

2101 CityWest Blvd.

Building 3, Suite 500

Houston, Texas 77042

January 17, 2007

Omega Protein Corporation

2101 CityWest Blvd.

Building 3, Suite 500

Houston, Texas 77042

Gentlemen:

I am the Executive Vice President, General Counsel and Secretary of Omega Protein Corporation, a Nevada corporation (the “Company”), and am rendering this opinion in connection with the preparation and filing of a Registration Statement on Amendment No. 1 to Form S-3 (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to 5,232,708 shares of common stock of the Company (the “Shares”), which may be offered and sold from time to time by the selling stockholders of the Company.

I have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as I have deemed necessary, relevant or appropriate to enable me to render the opinion expressed herein. In such examination, I have assumed the genuineness of all signatures and the authenticity of all documents, instruments, records and certificates submitted to me as originals.

Based on such examination and review and on representations made to me by the officers and directors of the Company, I am of the opinion that the Shares to be offered and sold pursuant to the Registration Statement are validly issued, fully-paid and nonassessable outstanding shares of Common Stock.

The opinion set forth above is limited in all respects to matters of the General Corporation Laws of the State of Nevada and the federal laws of the United States of America, to the extent applicable.

I consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to me under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is rendered as of the date hereof and supersedes my opinion on this matter dated December 15, 2006.

Very truly yours,

/s/ John D. Held
John D. Held